FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE GROUP REPORTS QUARTERLY RESULTS

Record Gross Profit Increases 3% to $1.3 Billion

Same-Store Retail Automotive Gross Profit up 3%

Record Retail Automotive Service and Parts Revenue up 8% and Record Related Gross Profit up 9%

Earnings Before Taxes Increases 4% to $337 Million; Earnings Per Share Increases 5% to $3.78

Repurchased 630,000 Shares During the Second Quarter and 885,000 Shares Year-To-Date

BLOOMFIELD HILLS, MI, July 30, 2025 – Penske Automotive Group, Inc. (NYSE: PAG), a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers, today announced quarterly results for the second quarter of 2025. For the quarter, revenue remained flat at $7.7 billion compared to the same period in 2024. Net income attributable to common stockholders increased 4% to $250.0 million compared to $241.2 million in the prior year period, and related earnings per share increased 5% to $3.78 compared to $3.61 for the same period in 2024. Foreign currency exchange positively impacted revenue by $136.6 million, net income attributable to common stockholders by $1.6 million, and earnings per share by $0.03.
Second Quarter 2025 Operating Highlights Compared to Second Quarter 2024
•Retail Automotive Same-Store Revenue – decreased 1%
•New Vehicle -2%; Used Vehicle -1%; Finance & Insurance -2%; Service & Parts +7%
•Retail Automotive Same-Store Gross Profit – increased 3%
•New Vehicle -4%; Used Vehicle +8%; Finance & Insurance -2%; Service & Parts +9%
•Overall Gross Margin – 16.9%, improved by 50 bps
•SG&A as a Percentage of Gross Profit – 69.9%, improved by 30 bps
•New and Used Retail Commercial Truck Units – increased 2%
•New Vehicle +3%; Used Vehicle -8%
•Retail Commercial Truck Revenue – increased 6%
Commenting on the Company's second quarter financial results, Chair Roger Penske said, "I am pleased with the performance of our diversified international transportation services business in the second quarter. The second quarter represented the third consecutive quarter of year-over-year earnings growth driven by an overall gross margin increase of 50 basis points, an increase of 50 basis points in retail automotive service and parts gross margin, and a 30-basis point improvement in selling, general and administrative expenses as a percentage of gross profit. New and used vehicle gross profit per unit retailed remained stable and strong while retail automotive same-store service and parts revenue increased 7%.” Penske continued, “While we continue to monitor the potential impact to our business from tariffs, the benefits provided by our premium brand mix, geographic diversification across the North American retail commercial truck, the U.S. and international automotive markets, and the diversification of our gross profit across new and used vehicles, service and parts, and finance and

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insurance, coupled with our highly variable cost structure, provide us with opportunities to flex our business to meet the changing automotive and commercial truck landscape."
For the six months ended June 30, 2025, revenue increased 1% from the same period in 2024 to a record of $15.3 billion. Net income attributable to common stockholders increased 8% to $494.3 million compared to $456.4 million in the prior year period, and related earnings per share increased 9% to $7.44 compared to $6.81 for the same period in 2024. As reconciled in the attached schedules, adjusted net income increased 4% to $476.3 million and adjusted earnings per share increased 5% to $7.17. Foreign currency exchange positively impacted revenue by $96.2 million, net income attributable to common stockholders by $1.1 million, and earnings per share by $0.02.
Retail Automotive Dealerships
For the three months ended June 30, 2025, total new units delivered decreased 6%. Used units delivered decreased 16%, consisting of a 3% decrease in the U.S. and a 27% decrease internationally. The decrease in used units internationally is largely attributable to the previously announced realignment of the Company's U.K. used only dealerships to Sytner Select which focuses on retailing fewer units at better margin and lower costs. Excluding the performance of the U.K. Sytner Select dealerships in both periods, used units delivered decreased 5%. Total retail automotive revenue decreased 1% to $6.5 billion and decreased 1% on a same-store basis. Total retail automotive gross profit increased 3% to $1.1 billion, and same-store gross profit increased 3%, driven by a 9% increase in same-store service and parts.
For the six months ended June 30, 2025, total new units delivered were nearly 119,000 and were consistent with last year. Used units delivered declined 16%. Total retail automotive revenue was $13.1 billion, consistent with the prior year period. Same-store revenue was also consistent with the prior year period. Retail automotive gross profit and same-store gross profit each increased 3%, driven by an 8% increase in service & parts gross profit.
Retail Commercial Truck Dealerships
As of June 30, 2025, Premier Truck Group operated 45 North American retail commercial truck locations. For the three months ended June 30, 2025, retail unit sales increased 2% to 5,339 from 5,248 but declined 4% on a same-store basis. Revenue increased 6% to $943.6 million from $892.3 million and was flat on a same-store basis. Earnings before taxes was $54.2 million compared to $51.7 million in the prior year period. For the six months ended June 30, 2025, revenue increased 5% to $1.8 billion from $1.7 billion and declined 2% on a same-store basis, and earnings before taxes was $99.3 million compared to $102.2 million in the prior year period.
Penske Transportation Solutions Investment
Penske Transportation Solutions ("PTS") is a leading provider of full-service truck leasing, truck rental, contract maintenance, and logistics services. PTS operates a managed fleet with over 414,000 trucks, tractors, and trailers under lease, rental and/or maintenance contracts. Penske Automotive Group has a 28.9% ownership interest in PTS and accounts for its ownership interest using the equity method of accounting. For the three and six months ended June 30, 2025, the Company recorded $53.5 million and $86.7 million in earnings compared to $52.9 million and $85.4 million for the same periods in 2024, driven by an increase in revenue from leasing and maintenance, partially offset by a decline in truck rental revenue and lower gain on sale of used trucks associated with continued weakness in the freight market.
Corporate Development, Capital Allocation, Liquidity, and Leverage
During the six months ended June 30, 2025, the Company repurchased 885,272 shares of common stock, or approximately 1.3% of its outstanding shares, consisting of 750,679 shares of common stock for approximately $111.2 million under our securities repurchase program and 134,593 shares of our common stock for $22.1 million from employees in connection with a net share settlement feature of employee equity awards. On May 14, 2025, our Board of Directors delegated to management an

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additional $250 million in securities repurchase authority. As of June 30, 2025, $295.7 million remained outstanding and available for repurchases under our securities repurchase program. As of June 30, 2025, the Company had approximately $2.3 billion in liquidity, including $155 million in cash and $2.2 billion of availability under its U.S. and international credit agreements. The Company’s leverage ratio at June 30, 2025 was 1.2x.
During July 2025, we completed the acquisition of a Ferrari dealership in Italy with expected estimated annualized revenue of $40 million. Also, the Board of Directors approved an increase in the quarterly dividend of 4.8%, or $0.06 per share, to $1.32 per share representing a forward dividend yield of 3.1%. The increase represents the Company’s 19th consecutive quarterly increase. On a trailing twelve month basis, the dividend payout ratio is 34.7%. The dividend is payable September 3, 2025, to shareholders of record as of August 15, 2025.
Conference Call
Penske Automotive Group will host a conference call discussing financial results relating to the second quarter of 2025 on Wednesday, July 30, 2025, at 2:00 p.m. Eastern Daylight Time. To listen to the conference call, participants must dial (800) 715-9871 [International, please dial (646) 307-1963] using access code 9658297. The call will also be simultaneously broadcast over the Internet, available through the Investors section of the Penske Automotive Group website. Additionally, an investor presentation relating to the second quarter 2025 financial results has been posted to the Investors section of the Company's website. To access the presentation or to listen to the Company's webcast, please refer to www.penskeautomotive.com.
About Penske Automotive
Penske Automotive Group, Inc., (NYSE: PAG) headquartered in Bloomfield Hills, Michigan, is a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers. PAG operates dealerships in the United States, the United Kingdom, Canada, Germany, Italy, Japan, and Australia and is one of the largest retailers of commercial trucks in North America for Freightliner. PAG also distributes and retails commercial vehicles, diesel and gas engines, power systems, and related parts and services principally in Australia and New Zealand. PAG employs over 28,400 people worldwide. Additionally, PAG owns 28.9% of Penske Transportation Solutions ("PTS"), a business that employs nearly 44,000 people worldwide, manages one of the largest, most comprehensive and modern trucking fleets in North America with over 414,000 trucks, tractors, and trailers under lease, rental, and/or maintenance contracts and provides innovative transportation, supply chain, and technology solutions to its customers. PAG is a member of the S&P Mid Cap 400, Fortune 500, Russell 1000, and Russell 3000 indexes. For additional information, visit the Company's website at www.penskeautomotive.com.
Non-GAAP Financial Measures
This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income, adjusted earnings per share, adjusted earnings before taxes, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), adjusted EBITDA, adjusted selling, general, and administrative expenses, and leverage ratio. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these widely accepted measures of operating profitability improve the transparency of the Company's disclosures and provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and improve the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP.

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Caution Concerning Forward Looking Statements
Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.'s financial performance, expectations and future plans. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others, those related to macro-economic, geo-political and industry conditions and events, including their impact on sales of new and used vehicles, service and parts, and repair and maintenance services, the availability of consumer credit, changes in consumer demand, consumer confidence levels, fuel prices, demand for trucks to move freight with respect to Penske Transportation Solutions (PTS) and Premier Truck Group and other freight metrics such as spot rates or miles driven, personal discretionary spending levels, interest rates, foreign currency exchange rates, and unemployment rates; our ability to obtain vehicles and parts from our manufacturers, especially in light of supply chain disruptions due to natural disasters, tariffs and non-tariff trade barriers, any shortages of vehicle components, international conflicts, challenges in sourcing labor, labor strikes or work stoppages, or other disruptions; the control our manufacturer partners can exert over our operations and our reliance on them for various aspects of our business; risks to our reputation and those of our manufacturer partners; changes in the retail model from direct sales by manufacturers, a transition to an agency model of sales, sales by online competitors, or from the expansion of EVs; disruptions to the security and availability of our information technology systems and those of our third party providers, which systems are increasingly threatened by ransomware and other cyber-attacks; the effects of a pandemic on the global economy, including our ability to react effectively to changing business conditions in light of any pandemic; the impact of tariffs targeting imported vehicles and parts, as well as changes or increases in tariffs, trade restrictions, trade disputes or non-tariff trade barriers; the rate of inflation, including its impact on vehicle affordability; changes in interest rates and foreign currency exchange rates; our ability to consummate, integrate, and realize returns on our acquisitions; with respect to PTS, changes in the financial health of its customers, labor strikes or work stoppages by its employees, a reduction in PTS' asset utilization rates, continued availability from truck manufacturers and suppliers of vehicles and parts for its fleet, including with respect to the effect of various government mandates concerning the electrification of its vehicle fleet, changes in values of used trucks which affects PTS' profitability on truck sales and regulatory risks and related compliance costs, our ability to realize returns on our significant capital investments in new and upgraded dealership facilities; our ability to navigate a rapidly changing automotive and truck landscape; our ability to respond to new or enhanced regulations in both our domestic and international markets relating to dealerships and vehicles sales, including those related to the sales process, emissions standards or electrification, as well as changes in consumer sentiment relating to commercial truck sales that may hinder our or PTS' ability to maintain, acquire, sell, or operate trucks; the success of our distribution of commercial vehicles, engines, and power systems; natural disasters; recall initiatives or other disruptions that interrupt the supply of vehicles or parts to us; the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group's business, markets, conditions, risks, and other uncertainties, which could affect Penske Automotive Group's future performance. The risks and uncertainties discussed above are not exhaustive and additional risk and uncertainties are addressed in Penske Automotive Group's Form 10-K for the year ended December 31, 2024, its Form 10-Q for the quarterly period ended March 31, 2025, and its other filings with the Securities and Exchange Commission. This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

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Inquiries should contact:

Shelley Hulgrave	Anthony Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2812	248-648-2540
shulgrave@penskeautomotive.com	tpordon@penskeautomotive.com

# # #

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	Change	2025	2024	Change
Revenue	$7,662.3	$7,696.7	(0.4)%	$15,266.8	$15,144.5	0.8%
Cost of Sales	6,365.7	6,432.6	(1.0)%	12,701.2	12,635.2	0.5%
Gross Profit	$1,296.6	$1,264.1	2.6%	$2,565.6	$2,509.3	2.2%
SG&A Expenses	906.3	887.5	2.1%	1,819.9	1,767.3	3.0%
Depreciation	42.1	38.6	9.1%	82.0	76.4	7.3%
Operating Income	$348.2	$338.0	3.0%	$663.7	$665.6	(0.3)%
Floor Plan Interest Expense	(43.3)	(46.6)	(7.1)%	(84.8)	(91.4)	(7.2)%
Other Interest Expense	(21.6)	(19.9)	8.5%	(44.1)	(41.2)	7.0%
Gain on Sale of Dealership	—	—	nm	52.3	—	nm
Equity in Earnings of Affiliates	53.6	54.0	(0.7)%	86.9	87.3	(0.5)%
Income Before Income Taxes	$336.9	$325.5	3.5%	$674.0	$620.3	8.7%
Income Taxes	(86.0)	(82.6)	4.1%	(178.1)	(161.2)	10.5%
Net Income	$250.9	$242.9	3.3%	$495.9	$459.1	8.0%
Less: Income Attributable to Non-Controlling Interests	0.9	1.7	(47.1)%	1.6	2.7	(40.7)%
Net Income Attributable to Common Stockholders	$250.0	$241.2	3.6%	$494.3	$456.4	8.3%

Amounts Attributable to Common Stockholders:
Net Income	$250.9	$242.9	3.3%	$495.9	$459.1	8.0%
Less: Income Attributable to Non-Controlling Interests	0.9	1.7	(47.1)%	1.6	2.7	(40.7)%
Net Income Attributable to Common Stockholders	$250.0	$241.2	3.6%	$494.3	$456.4	8.3%
Income Per Share	$3.78	$3.61	4.7%	$7.44	$6.81	9.3%
Weighted Average Shares Outstanding	66.2	66.9	(1.1)%	66.5	67.0	(0.7)%

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Millions)
(Unaudited)

	June 30,	December 31,
	2025	2024
Assets:
Cash and Cash Equivalents	$155.3	$72.4
Accounts Receivable, Net	1,043.1	1,002.1
Inventories	4,849.6	4,640.2
Other Current Assets	242.7	213.1
Total Current Assets	6,290.7	5,927.8
Property and Equipment, Net	3,173.7	3,006.2
Operating Lease Right-of-Use Assets	2,486.2	2,467.2
Intangibles	3,460.5	3,382.9
Other Long-Term Assets	1,982.3	1,936.8
Total Assets	$17,393.4	$16,720.9

Liabilities and Equity:
Floor Plan Notes Payable	$2,625.5	$2,535.8
Floor Plan Notes Payable – Non-Trade	1,603.7	1,488.2
Accounts Payable	882.5	851.7
Accrued Expenses and Other Current Liabilities	1,004.9	889.0
Current Portion Long-Term Debt	876.0	721.2
Total Current Liabilities	6,992.6	6,485.9
Long-Term Debt	906.7	1,130.8
Long-Term Operating Lease Liabilities	2,402.0	2,392.6
Other Long-Term Liabilities	1,460.7	1,484.3
Total Liabilities	11,762.0	11,493.6
Equity	5,631.4	5,227.3
Total Liabilities and Equity	$17,393.4	$16,720.9

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Operations
Selected Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Geographic Revenue Mix:
North America	61.8%	59.8%	60.6%	58.2%
U.K.	27.2%	31.2%	28.9%	32.7%
Other International	11.0%	9.0%	10.5%	9.1%
Total	100.0%	100.0%	100.0%	100.0%

Revenue: (Amounts in Millions)
Retail Automotive	$6,517.5	$6,615.4	$13,086.8	$13,093.4
Retail Commercial Truck	943.6	892.3	1,767.3	1,684.1
Commercial Vehicle Distribution and Other	201.2	189.0	412.7	367.0
Total	$7,662.3	$7,696.7	$15,266.8	$15,144.5

Gross Profit: (Amounts in Millions)
Retail Automotive	$1,108.8	$1,075.0	$2,192.6	$2,132.2
Retail Commercial Truck	143.6	144.5	284.6	289.3
Commercial Vehicle Distribution and Other	44.2	44.6	88.4	87.8
Total	$1,296.6	$1,264.1	$2,565.6	$2,509.3

Gross Margin:
Retail Automotive	17.0%	16.2%	16.8%	16.3%
Retail Commercial Truck	15.2%	16.2%	16.1%	17.2%
Commercial Vehicle Distribution and Other	22.0%	23.6%	21.4%	23.9%
Total	16.9%	16.4%	16.8%	16.6%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Operating Items as a Percentage of Revenue:
Gross Profit	16.9%	16.4%	16.8%	16.6%
Selling, General and Administrative Expenses	11.8%	11.5%	11.9%	11.7%
Operating Income	4.5%	4.4%	4.3%	4.4%
Income Before Income Taxes	4.4%	4.2%	4.4%	4.1%

Operating Items as a Percentage of Total Gross Profit:
Selling, General, and Administrative Expenses	69.9%	70.2%	70.9%	70.4%
Adjusted Selling, General, and Administrative Expenses(1)	—	—	70.0%	70.4%
Operating Income	26.9%	26.7%	25.9%	26.5%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in Millions)	2025	2024	2025	2024

EBITDA(1)	$400.6	$384.0	$800.1	$737.9
Floor Plan Credits	$12.9	$13.0	$25.6	$23.9
Rent Expense	$67.6	$65.3	$134.1	$130.6
_______________________
(1)See the following Non-GAAP reconciliation table.

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PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	Change	2025	2024	Change
Retail Automotive Units:
New Retail	47,546	50,861	(6.5)%	98,148	99,528	(1.4)%
Used Retail	54,999	65,571	(16.1)%	113,485	134,836	(15.8)%
Total Retail	102,545	116,432	(11.9)%	211,633	234,364	(9.7)%
New Agency	10,079	10,221	(1.4)%	20,765	19,153	8.4%
Total Retail and Agency	112,624	126,653	(11.1)%	232,398	253,517	(8.3)%

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$2,941.8	$2,995.8	(1.8)%	$5,963.9	$5,798.4	2.9%
Used Vehicles	2,200.5	2,275.8	(3.3)%	4,401.0	4,612.0	(4.6)%
Finance and Insurance, Net	200.5	208.7	(3.9)%	398.7	414.7	(3.9)%
Service and Parts	816.6	752.8	8.5%	1,606.0	1,498.9	7.1%
Fleet and Wholesale	358.1	382.3	(6.3)%	717.2	769.4	(6.8)%
Total Revenue	$6,517.5	$6,615.4	(1.5)%	$13,086.8	$13,093.4	(0.1)%

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$282.4	$291.0	(3.0)%	$562.4	$563.4	(0.2)%
Used Vehicles	127.9	119.5	7.0%	253.6	249.4	1.7%
Finance and Insurance, Net	200.5	208.7	(3.9)%	398.7	414.7	(3.9)%
Service and Parts	481.0	439.6	9.4%	943.7	872.0	8.2%
Fleet and Wholesale	17.0	16.2	4.9%	34.2	32.7	4.6%
Total Gross Profit	$1,108.8	$1,075.0	3.1%	$2,192.6	$2,132.2	2.8%

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$61,340	$58,437	5.0%	$60,237	$57,820	4.2%
Used Vehicles	40,010	34,707	15.3%	38,780	34,204	13.4%

Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$5,443	$5,302	2.7%	$5,245	$5,267	(0.4)%
Used Vehicles	2,326	1,822	27.7%	2,235	1,849	20.9%
Finance and Insurance (excluding agency)	1,919	1,766	8.7%	1,848	1,742	6.1%
Agency	2,701	2,390	13.0%	2,659	2,381	11.7%

Retail Automotive Gross Margin:
New Vehicles	9.6%	9.7%	(10)bps	9.4%	9.7%	(30)bps
Used Vehicles	5.8%	5.3%	+50bps	5.8%	5.4%	+40bps
Service and Parts	58.9%	58.4%	+50bps	58.8%	58.2%	+60bps
Fleet and Wholesale	4.7%	4.2%	+50bps	4.8%	4.3%	+50bps
Total Gross Margin	17.0%	16.2%	+80bps	16.8%	16.3%	+50bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	45.1%	45.3%	(20)bps	45.6%	44.3%	+130bps
Used Vehicles	33.8%	34.4%	(60)bps	33.6%	35.2%	(160)bps
Finance and Insurance, Net	3.1%	3.2%	(10)bps	3.0%	3.2%	(20)bps
Service and Parts	12.5%	11.4%	+110bps	12.3%	11.4%	+90bps
Fleet and Wholesale	5.5%	5.7%	(20)bps	5.5%	5.9%	(40)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	25.5%	27.1%	(160)bps	25.6%	26.4%	(80)bps
Used Vehicles	11.5%	11.1%	+40bps	11.6%	11.7%	(10)bps
Finance and Insurance, Net	18.1%	19.4%	(130)bps	18.2%	19.4%	(120)bps
Service and Parts	43.4%	40.9%	+250bps	43.0%	40.9%	+210bps
Fleet and Wholesale	1.5%	1.5%	—bps	1.6%	1.6%	—bps
Total	100.0%	100.0%		100.0%	100.0%

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PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations Same-Store
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	Change	2025	2024	Change
Retail Automotive Same-Store Units:
New Retail	46,014	49,465	(7.0)%	94,857	96,564	(1.8)%
Used Retail	53,602	61,146	(12.3)%	110,164	124,913	(11.8)%
Total Retail	99,616	110,611	(9.9)%	205,021	221,477	(7.4)%
New Agency	10,079	9,591	5.1%	20,765	17,660	17.6%
Total Retail and Agency	109,695	120,202	(8.7)%	225,786	239,137	(5.6)%

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$2,850.0	$2,919.9	(2.4)%	$5,754.4	$5,630.9	2.2%
Used Vehicles	2,140.1	2,168.0	(1.3)%	4,249.1	4,357.6	(2.5)%
Finance and Insurance, Net	198.0	201.1	(1.5)%	391.4	397.0	(1.4)%
Service and Parts	792.7	741.5	6.9%	1,552.7	1,472.0	5.5%
Fleet and Wholesale	338.1	370.1	(8.6)%	683.9	737.3	(7.2)%
Total Revenue	$6,318.9	$6,400.6	(1.3)%	$12,631.5	$12,594.8	0.3%

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$272.7	$284.5	(4.1)%	$540.1	$548.0	(1.4)%
Used Vehicles	124.3	115.5	7.6%	244.9	239.0	2.5%
Finance and Insurance, Net	198.0	201.1	(1.5)%	391.4	397.0	(1.4)%
Service and Parts	469.0	431.1	8.8%	916.3	852.6	7.5%
Fleet and Wholesale	16.1	16.2	(0.6)%	33.4	32.9	1.5%
Total Gross Profit	$1,080.1	$1,048.4	3.0%	$2,126.1	$2,069.5	2.7%

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$61,385	$58,570	4.8%	$60,118	$57,883	3.9%
Used Vehicles	39,927	35,455	12.6%	38,570	34,885	10.6%

Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$5,413	$5,340	1.4%	$5,191	$5,291	(1.9)%
Used Vehicles	2,320	1,889	22.8%	2,223	1,913	16.2%
Finance and Insurance (excluding agency)	1,966	1,804	9.0%	1,892	1,782	6.2%
Agency	2,558	2,283	12.0%	2,466	2,224	10.9%

Retail Automotive Same-Store Gross Margin:
New Vehicles	9.6%	9.7%	(10)bps	9.4%	9.7%	(30)bps
Used Vehicles	5.8%	5.3%	+50bps	5.8%	5.5%	+30bps
Service and Parts	59.2%	58.1%	+110bps	59.0%	57.9%	+110bps
Fleet and Wholesale	4.8%	4.4%	+40bps	4.9%	4.5%	+40bps
Total Gross Margin	17.1%	16.4%	+70bps	16.8%	16.4%	+40bps

Retail Automotive Same-Store Revenue Mix Percentages:
New Vehicles	45.1%	45.6%	(50)bps	45.6%	44.7%	+90bps
Used Vehicles	33.9%	33.9%	—bps	33.6%	34.6%	(100)bps
Finance and Insurance, Net	3.1%	3.1%	—bps	3.1%	3.2%	(10)bps
Service and Parts	12.5%	11.6%	+90bps	12.3%	11.7%	+60bps
Fleet and Wholesale	5.4%	5.8%	(40)bps	5.4%	5.8%	(40)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Same-Store Gross Profit Mix Percentages:
New Vehicles	25.2%	27.1%	(190)bps	25.4%	26.5%	(110)bps
Used Vehicles	11.5%	11.0%	+50bps	11.5%	11.5%	—bps
Finance and Insurance, Net	18.3%	19.2%	(90)bps	18.4%	19.2%	(80)bps
Service and Parts	43.4%	41.1%	+230bps	43.1%	41.2%	+190bps
Fleet and Wholesale	1.6%	1.6%	—bps	1.6%	1.6%	—bps
Total	100.0%	100.0%		100.0%	100.0%

10

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	Change	2025	2024	Change
Retail Commercial Truck Units:
New Retail	4,638	4,483	3.5%	8,377	7,974	5.1%
Used Retail	701	765	(8.4)%	1,676	1,814	(7.6)%
Total	5,339	5,248	1.7%	10,053	9,788	2.7%

Retail Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$655.6	$615.4	6.5%	$1,182.8	$1,109.6	6.6%
Used Vehicles	52.7	48.7	8.2%	116.5	111.1	4.9%
Finance and Insurance, Net	4.0	4.2	(4.8)%	8.5	9.5	(10.5)%
Service and Parts	226.7	219.2	3.4%	448.7	442.8	1.3%
Wholesale and Other	4.6	4.8	(4.2)%	10.8	11.1	(2.7)%
Total Revenue	$943.6	$892.3	5.7%	$1,767.3	$1,684.1	4.9%

Retail Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$36.6	$39.3	(6.9)%	$70.1	$73.9	(5.1)%
Used Vehicles	4.9	3.4	44.1%	12.2	6.7	82.1%
Finance and Insurance, Net	4.0	4.2	(4.8)%	8.5	9.5	(10.5)%
Service and Parts	94.9	94.1	0.9%	187.5	192.2	(2.4)%
Wholesale and Other	3.2	3.5	(8.6)%	6.3	7.0	(10.0)%
Total Gross Profit	$143.6	$144.5	(0.6)%	$284.6	$289.3	(1.6)%

Retail Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$141,345	$137,269	3.0%	$141,186	$139,150	1.5%
Used Vehicles	75,223	63,665	18.2%	69,548	61,266	13.5%

Retail Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$7,889	$8,765	(10.0)%	$8,367	$9,266	(9.7)%
Used Vehicles	7,037	4,502	56.3%	7,278	3,742	94.5%
Finance and Insurance	741	798	(7.1)%	839	969	(13.4)%

Retail Commercial Truck Gross Margin:
New Vehicles	5.6%	6.4%	(80)bps	5.9%	6.7%	(80)bps
Used Vehicles	9.3%	7.0%	+230bps	10.5%	6.0%	+450bps
Service and Parts	41.9%	42.9%	(100)bps	41.8%	43.4%	(160)bps
Wholesale and Other	69.6%	72.9%	(330)bps	58.3%	63.1%	(480)bps
Total Gross Margin	15.2%	16.2%	(100)bps	16.1%	17.2%	(110)bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	69.5%	69.0%	+50bps	66.9%	65.9%	+100bps
Used Vehicles	5.6%	5.5%	+10bps	6.6%	6.6%	—bps
Finance and Insurance, Net	0.4%	0.5%	(10)bps	0.5%	0.6%	(10)bps
Service and Parts	24.0%	24.6%	(60)bps	25.4%	26.3%	(90)bps
Wholesale and Other	0.5%	0.4%	+10bps	0.6%	0.6%	—bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	25.5%	27.2%	(170)bps	24.6%	25.5%	(90)bps
Used Vehicles	3.4%	2.4%	+100bps	4.3%	2.3%	+200bps
Finance and Insurance, Net	2.8%	2.9%	(10)bps	3.0%	3.3%	(30)bps
Service and Parts	66.1%	65.1%	+100bps	65.9%	66.4%	(50)bps
Wholesale and Other	2.2%	2.4%	(20)bps	2.2%	2.5%	(30)bps
Total	100.0%	100.0%		100.0%	100.0%

11

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations Same-Store
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	Change	2025	2024	Change
Retail Commercial Truck Same-Store Units:
New Retail	4,311	4,465	(3.4)%	7,730	7,956	(2.8)%
Used Retail	684	764	(10.5)%	1,638	1,813	(9.7)%
Total	4,995	5,229	(4.5)%	9,368	9,769	(4.1)%

Retail Commercial Truck Same-Store Revenue: (Amounts in Millions)
New Vehicles	$605.6	$612.5	(1.1)%	$1,083.8	$1,106.7	(2.1)%
Used Vehicles	51.6	48.6	6.2%	114.1	111.0	2.8%
Finance and Insurance, Net	3.4	4.1	(17.1)%	7.4	9.4	(21.3)%
Service and Parts	218.9	217.3	0.7%	433.1	440.0	(1.6)%
Wholesale and Other	4.4	4.8	(8.3)%	10.3	11.0	(6.4)%
Total Revenue	$883.9	$887.3	(0.4)%	$1,648.7	$1,678.1	(1.8)%

Retail Commercial Truck Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$33.2	$39.0	(14.9)%	$63.4	$73.6	(13.9)%
Used Vehicles	4.8	3.4	41.2%	12.0	6.8	76.5%
Finance and Insurance, Net	3.4	4.1	(17.1)%	7.4	9.4	(21.3)%
Service and Parts	91.2	93.2	(2.1)%	180.1	190.8	(5.6)%
Wholesale and Other	3.0	3.4	(11.8)%	6.0	6.6	(9.1)%
Total Gross Profit	$135.6	$143.1	(5.2)%	$268.9	$287.2	(6.4)%

Retail Commercial Truck Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$140,476	$137,177	2.4%	$140,207	$139,102	0.8%
Used Vehicles	75,373	63,616	18.5%	69,651	61,244	13.7%

Retail Commercial Truck Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$7,711	$8,743	(11.8)%	$8,202	$9,254	(11.4)%
Used Vehicles	7,016	4,487	56.4%	7,322	3,735	96.0%
Finance and Insurance	679	776	(12.5)%	785	958	(18.1)%

Retail Commercial Truck Same-Store Gross Margin:
New Vehicles	5.5%	6.4%	(90)bps	5.8%	6.7%	(90)bps
Used Vehicles	9.3%	7.0%	+230bps	10.5%	6.1%	+440bps
Service and Parts	41.7%	42.9%	(120)bps	41.6%	43.4%	(180)bps
Wholesale and Other	68.2%	70.8%	(260)bps	58.3%	60.0%	(170)bps
Total Gross Margin	15.3%	16.1%	(80)bps	16.3%	17.1%	(80)bps

Retail Commercial Truck Same-Store Revenue Mix Percentages:
New Vehicles	68.5%	69.0%	(50)bps	65.7%	65.9%	(20)bps
Used Vehicles	5.8%	5.5%	+30bps	6.9%	6.6%	+30bps
Finance and Insurance, Net	0.4%	0.5%	(10)bps	0.4%	0.6%	(20)bps
Service and Parts	24.8%	24.5%	+30bps	26.3%	26.2%	+10bps
Wholesale and Other	0.5%	0.5%	—bps	0.7%	0.7%	—bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Same-Store Gross Profit Mix Percentages:
New Vehicles	24.5%	27.3%	(280)bps	23.6%	25.6%	(200)bps
Used Vehicles	3.5%	2.4%	+110bps	4.5%	2.4%	+210bps
Finance and Insurance, Net	2.5%	2.9%	(40)bps	2.8%	3.3%	(50)bps
Service and Parts	67.3%	65.1%	+220bps	67.0%	66.4%	+60bps
Wholesale and Other	2.2%	2.3%	(10)bps	2.1%	2.3%	(20)bps
Total	100.0%	100.0%		100.0%	100.0%

12

PENSKE AUTOMOTIVE GROUP, INC.
Supplemental Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	26%	26%	27%	26%
Audi	9%	10%	9%	10%
Porsche	10%	9%	10%	8%
Mercedes-Benz	8%	9%	8%	9%
Land Rover / Jaguar	7%	8%	8%	8%
Ferrari / Maserati	3%	3%	3%	3%
Lexus	3%	3%	3%	3%
Acura	1%	1%	1%	1%
Bentley	1%	1%	1%	1%
Others	4%	2%	3%	3%
Total Premium	72%	72%	73%	72%
Volume Non-U.S.:
Toyota	11%	11%	10%	11%
Honda	6%	6%	6%	5%
Volkswagen	2%	2%	2%	2%
Hyundai	1%	1%	2%	1%
Others	1%	1%	1%	2%
Total Volume Non-U.S.	21%	21%	21%	21%
U.S.:
General Motors / Stellantis / Ford	3%	1%	2%	1%
Used Vehicle Dealerships	4%	6%	4%	6%
Total	100%	100%	100%	100%

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Capital Expenditures / Stock Repurchases:	2025		2024		2025		2024
($ Amounts in Millions)
Capital expenditures	$	70.8	$	99.2	$	147.4	$	201.7
Cash paid for acquisitions	$	—	$	197.2	$	—	$	440.8
Stock repurchases:
Aggregate purchase price	$	93.3	$	43.5	$	133.3	$	76.4
Shares repurchased		630,044		289,268		885,272		510,597

Balance Sheet and Other Highlights:	June 30, 2025	December 31, 2024
(Amounts in Millions)
Cash and Cash Equivalents	$155.3	$72.4
Inventories	$4,849.6	$4,640.2
Total Floor Plan Notes Payable	$4,229.2	$4,024.0
Total Long-Term Debt	$1,782.7	$1,852.0
Equity	$5,631.4	$5,227.3

Debt to Total Capitalization Ratio	24.0%	26.2%
Leverage Ratio (1)	1.2x	1.2x
New vehicle days' supply	57 days	49 days
Used vehicle days' supply	44 days	47 days
__________________________
(1)See the following Non-GAAP reconciliation table

13

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliations
(Unaudited)
The following tables reconcile reported net income and earnings per share to adjusted net income and adjusted earnings per share for the six months ended June 30, 2025, and 2024:

	Six Months Ended
(Amounts in Millions)	June 30,
	2025	2024	% Change

Net Income Attributable to Common Stockholders	$494.3	$456.4	8.3%
Less: Gain on Sale of Dealership	(38.9)	—	nm
Add: Impairments and Other Charges	20.9	—	nm
Adjusted Net Income Attributable to Common Stockholders	$476.3	$456.4	4.4%

	Six Months Ended
	June 30,
	2025	2024	% Change

Earnings Per Share	$7.44	$6.81	9.3%
Less: Gain on Sale of Dealership	(0.58)	—	nm
Add: Impairments and Other Charges	0.31	—	nm
Adjusted Earnings Per Share	$7.17	$6.81	5.3%
The following table reconciles reported selling, general, and administrative expenses ("SG&A") and SG&A to gross profit to adjusted SG&A and adjusted SG&A to gross profit for the six months ending June 30, 2025, and 2024:

	Six Months Ended
	June 30,		2025 vs. 2024
(Amounts in Millions)	2025	2024	Change		% Change

Selling, General, & Administrative Expenses	$1,819.9	$1,767.3	$52.6		3.0%
Less: Impairments and Other Charges	(25.2)	—	(25.2)		nm
Adjusted Selling, General, & Administrative Expenses	$1,794.7	$1,767.3	$27.4		1.6%
Selling, General, and Administrative Expenses to Gross Profit	70.9%	70.4%	50	bps	nm
Adjusted Selling, General, and Administrative Expenses to Gross Profit	70.0%	70.4%	(40)	bps	nm
The following table reconciles net income before taxes to adjusted net income before taxes for the six months ending June 30, 2025, and 2024:

	Six Months Ended
(Amounts in Millions)	June 30,
	2025	2024	% Change

Net Income Before Taxes	$674.0	$620.3	8.7%
Less: Gain on Sale of Dealership	(52.3)	—	nm
Add: Impairments and Other Charges	25.2	—	nm
Adjusted Net Income Before Taxes	$646.9	$620.3	4.3%
nm – not meaningful

14

The following tables reconcile reported net income to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended
	June 30,		2025 vs. 2024
(Amounts in Millions)	2025	2024	Change	% Change

Net Income	$250.9	$242.9	$8.0	3.3%
Add: Depreciation	42.1	38.6	3.5	9.1%
Other Interest Expense	21.6	19.9	1.7	8.5%
Income Taxes	86.0	82.6	3.4	4.1%
EBITDA	$400.6	$384.0	$16.6	4.3%

	Six Months Ended
	June 30,		2025 vs. 2024
(Amounts in Millions)	2025	2024	Change	% Change

Net Income	$495.9	$459.1	$36.8	8.0%
Add: Depreciation	82.0	76.4	5.6	7.3%
Other Interest Expense	44.1	41.2	2.9	7.0%
Income Taxes	178.1	161.2	16.9	10.5%
EBITDA	$800.1	$737.9	$62.2	8.4%
Less: Gain on Sale of Dealership	(52.3)	—	(52.3)	nm
Add: Impairments and Other Charges	25.2	—	25.2	nm
Adjusted EBITDA	$773.0	$737.9	$35.1	4.8%
nm – not meaningful
The following table reconciles the leverage ratio as of June 30, 2025, and December 31, 2024:

	Six	Six	Trailing Twelve	Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
(Amounts in Millions)	December 31, 2024	June 30, 2025	June 30, 2025	December 31, 2024

Net Income	$464.3	$495.9	$960.2	$923.4
Add: Depreciation	81.6	82.0	163.6	158.0
Other Interest Expense	46.6	44.1	90.7	87.8
Income Taxes	155.3	178.1	333.4	316.5
EBITDA	$747.8	$800.1	$1,547.9	$1,485.7
Less: Gain on Sale of Dealership	—	(52.3)	(52.3)	—
Add: Impairments and Other Charges	—	25.2	25.2	—
Adjusted EBITDA	$747.8	$773.0	$1,520.8	$1,485.7

Total Non-Vehicle Long-Term Debt			$1,782.7	$1,852.0
Leverage Ratio			1.2x	1.2x
# # # # # # #

15